UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2016

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-37598	98-1249740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street Hamilton HM 11, Bermuda

(Address of principal executive offices) (Zip Code)

(441) 295-5950

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2016, the Board of Directors (the “Board”) of Multi Packaging Solutions International Limited (“MPS”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Jason J. Tyler to the Board as a Class II director, with a term expiring at MPS’ 2017 annual general meeting.

Mr. Tyler was also appointed to the Audit Committee of the Board effective as of January 20, 2016. Upon his appointment to the Board, Mr. Tyler was granted common shares of MPS under the Multi Packaging Solutions International Limited 2015 Incentive Award Plan with a grant date fair value of approximately $75,000. Mr. Tyler will also receive annual compensation for his service on the Board in the amount of $75,000. It is expected that Mr. Tyler will execute MPS’ standard form of director indemnification agreement.

On January 25, 2016, MPS issued a press release announcing the appointment of Mr. Tyler to the Board. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED
(Registrant)

Date: January 25, 2016	By:	/s/ William H. Hogan
William H. Hogan
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 25, 2016.